Exhibit 23.2

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 our report dated June 2, 2025, relating to the financial statements of Streamex Exchange Corporation, for the period from incorporation on April 5, 2024 to December 31, 2024 (the “Report”), which appears in Streamex Corp.’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on July 21, 2025.

Vancouver, Canada	/s/ DAVIDSON & COMPANY LLP
DAVIDSON & COMPANY LLP
Chartered Professional Accountants
November 19, 2025